UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 5, 2024

GOLD ROCK HOLDINGS, INC.

(Name of Small Business Issuer in its charter)

Nevada	000-51074	87-0434297
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2020 General Booth Blvd.
Suite 230
Virginia Beach, VA 23454

(Address of principal executive offices)

Registrant’s telephone number: (757) 306-6090

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act ☐

Item 8.01- Other Events

Gold Rock Holdings, Inc. (the “Company”) previously announced on December 12, 2023, that it formed a corporation by the name of Loot8, Inc. as its operating subsidiary. Loot8, Inc. currently is in the beta testing phase of its business and has no revenue. However, it has developed a Web3 content management system (CMS) pioneering the “Relationship Economy” through SocialFi, and a new monetization model. This model is designed to empower individuals with compelling stories to monetize their relationships beyond traditional influencer models.

The new monetization model is made up of three discrete revenue streams. It is planned that the first stream will be a direct-to-consumer (D2C) model where Loot8 will employ Web3 technology to manage memorabilia and fan engagement. Key initiatives include a partnership with Perpetual Sports for athletes' Name, Image, and Likeness (NIL) rights, and revenue generation through a 10% transaction fee on subscriptions and digital collectible sales. The model also includes a collaboration with LBX Food Robotics for vending machines at universities and other venues, which serve as sales points for digital memorabilia, and the integration of APPIX for real-time notifications on collectible availability.

The second revenue stream we anticipate will target the youth market. Loot8 has partnered with KIPP Charter Schools to introduce customizable AI avatars and companions. This feature is expected to contribute to revenue through a 10% transaction fee on cosmetic items for AI companions’, while maintaining these digital assets on Loot8’s platform.

The third stream anticipated will make use of an enterprise model that will leverage Marcus Daley, GRHI’s CEO, background with NeuralMetrics and towards Software as a Service (SaaS) licensing and advertising-driven models. The Company plans to focus on Annual Contract Value (ACV) and Annual Recurring Revenue (ARR) from corporate clients. This will allow the Company to address enterprise needs in digital product passport regulations in Europe and similar use-cases globally.

For more information, please read the latest CEO Memo and the HOW: LOOT8 MAKES MONEY page on the Loot8, Inc.’s website (www.loot8.io).

 Certain statements contained in this current report on Form 8-K are forward-looking statements and are based on future expectations, plans and prospects for the Company’s business and operations and involve a number of risks and uncertainties. The Company’s forward-looking statements in this report are made as of the date hereof and the Company disclaims any duties to supplement, update or revise such statements on a going forward basis whether as a result of subsequent developments, change or expectations or otherwise. In connection with the “safe harbor” provision of the Private Securities Litigation Reform Act of 1995, the Company is identifying certain forward-looking information regarding, among other things, the Important factors that could cause further events or results to vary from those addressed in the forward-looking statements, including, without limitation, risks and uncertainties arising from the ability of the Company to successfully manage the acquisition of Loot 8; uncertainties relating to the ability to realize the expected benefits of the technology; unanticipated or unfavourable regulatory matters; general economic conditions in the region and industry in which the companies operate, and other risk factors as discussed in other the Company’s filings made from time to time with the United States Securities and Exchange Commission.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 5, 2024	GOLD ROCK HOLDINGS, INC.

By /s/ Marcus Daley
CEO/Director